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EXHIBIT 23 - CONSENT OF INDEPENDENT ACCOUNTANTS


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-05125, No. 33-69782, No. 33-44481 and
No. 33-33535) of MICROS Systems, Inc. of our report dated September 20, 1996, appearing on page 22 of this Form 10-K.




PRICE WATERHOUSE LLP
Baltimore, Maryland
September 20, 1996